EXHIBIT 99.I

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                              47, AVENUE HOCHE
FAX (212) 715-8000                                                 75008 PARIS
                                                                      FRANCE

                                October 25, 2002


E.I.I. Realty Securities Trust
717 Fifth Avenue, 10th Floor
New York, New York  10022

                  Re:  E.I.I. Realty Securities Trust
                       FILE NO. 333-45959

Gentlemen:

         We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 5 to the Registration Statement No. 333-45959 on Form N-1A.

                                         Very truly yours,


                                         /S/ KRAMER LEVIN NAFTALIS & Frankel LLP